Exhibit 99.1

Xplore Technologies to Announce Fiscal First Quarter 2017 Financial Results on August 10

AUSTIN, Texas – July 28, 2016 – Xplore Technologies Corp. (NASDAQ: XPLR), a manufacturer of fully-rugged and ultra-rugged tablet PCs, announced that it will release financial results for its fiscal 2017 first quarter, which ended June 30, 2016, on Wednesday, August 10, 2016  after the market close. The company will subsequently conduct a conference call and webcast to review its results at 4:30 p.m. ET.

Interested parties in the United States can access the call by dialing 877-269-7756; interested parties outside the United States can access the call by dialing +1-201-689-7817. A live and archived webcast will be available online in the investor relations section of Xplore's website at www.xploretech.com. A replay of the conference call will be available until 5 p.m. ET on September 10, 2016, by calling 877-660-6853 from the United States or 201-612-7415 from outside the United States and entering conference ID number 13642570.

About Xplore Technologies
Established in 1996, Xplore Technologies Corp. is the number two provider of rugged tablet computers worldwide. With its recent acquisition of the Motion product line, the company now has the broadest range of purpose-built tablets for a variety of industries including energy, utilities, telecommunications, military and defense, manufacturing, distribution, public safety, healthcare, government, and other field service sectors.  The company's award-winning tablets are among the most powerful and longest lasting in their class – able to withstand nearly any hazardous condition or environmental extreme. Xplore's products are sold and serviced on a global basis across the Americas, Europe, Middle East, Africa, and Asia Pacific regions. For more information, visit the Xplore Technologies website at www.xploretech.com.  Follow us on Twitter, Facebook, LinkedIn, Vimeo, and YouTube.

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Contact Information:
Tom Wilkinson, Chief Financial Officer
Phone: (512) 637-1162
Email: twilkinson@xploretech.com

Darrow Associates Investor Relations
Phone: (512) 696-6401
Email: xplr@darrowir.com